United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$170,465
Unrealized Gain (Loss) on Market Value of Futures	2,107,694
Dividend Income	587
Interest Income	687
Total Income (Loss)	$2,279,433

Expenses
General Partner Management Fees	$28,519
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,188
NYMEX License Fee	712
Non-interested Directors' Fees and Expenses	666
Prepaid Insurance Expense	449
Other Expenses	12,431
Total Expenses	49,910
Expense Waiver	(5,301)
Net Expenses	$44,609
Net Income (Loss)	$2,234,824

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$54,662,347
Net Income (Loss)	2,234,824

Net Asset Value End of Month	$56,897,171
Net Asset Value Per Share (950,000 Shares)	$59.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612